Exhibit 99.1

McEWEN MINING ANNOUNCES MANAGEMENT APPOINTMENT —

COLIN SUTHERLAND AS PRESIDENT

TORONTO, ONTARIO - (January 4, 2016) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the appointment of Colin Sutherland as its President. Colin will be responsible for the financial and operational performance of the Company. Rob McEwen will remain the Chairman and CEO.

Colin is a Chartered Professional Accountant with over 20 years of financial and operational experience. Most recently he served as Chief Executive Officer and Managing Director of Archipelago Resources Plc, which operates a large producing gold mine in North Sulawesi, Indonesia.  In 2013, Mr. Sutherland led the successful privatization of the Archipelago, and continued to deliver significant returns to its shareholder.  During his tenure gold production grew to 200,000 ounces per annum, and costs were significantly reduced.  Prior to this, Mr. Sutherland held senior financial and executive roles with Timmins Gold, Capital Gold, Nayarit Gold and Aurico Gold.

“I am excited and honored to take on this role and look forward to partnering with Rob McEwen and the senior leadership team in delivering on our sole objective of creating shareholder value,” commented Colin.

“We are very pleased to welcome Colin as our President. He comes with considerable experience with gold mines in Mexico and internationally, which I believe will better position us for our future growth. Equally important, Colin believes as I do that management interests needs to be economically aligned with all our shareowners. He joins us as a share owner with 454,834 shares of MUX,” said Rob McEwen, Chairman and Chief Owner.

ABOUT MCEWEN MINING (www.mcewenmining.com)

McEwen Mining has an ambitious goal of qualifying for inclusion in the S&P 500 Index by creating a high growth gold and silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has total of 299 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, the risk of delisting from a public exchange and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Christina McCarthy	150 King Street West
Investor Relations	Director of Corporate Development	Suite 2800, P.O. Box 24
(647) 258-0395 ext 320	(647) 258-0395 ext 390	Toronto, Ontario, Canada
info@mcewenmining.com	corporatedevelopment@mcewenmining.com	M5H 1J9
(866) 441-0690
Website
mcewenmining.com

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